[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

Exhibit 10.9

SEVENTH AMENDMENT TO LEASE AGREEMENT

This SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made as of the 1st day of June, 2019 (the “Effective Date”), by and between JAMESTOWN 1 DESIGN PLACE, L.P., a Delaware limited partnership (“Landlord”), with a business address c/o Jamestown, Ponce City Market, 675 Ponce de Leon Avenue, 7th Floor, Atlanta, Georgia 30308, and BOSTON BEER CORPORATION, a Massachusetts corporation, with a business address of One Design Place, Boston, Massachusetts 02210 (“Tenant”).

WHEREAS, Tenant and Landlord’s predecessor in interest entered into that certain Standard Office Lease Agreement dated as of March 24, 2006, which lease has been amended by that certain First Amendment to Lease dated as of September 29, 2006, Second Amendment to Lease dated October 31, 2007, Third Lease Amendment dated as of March 25, 2008, Fourth Amendment to Lease dated August 16, 2012, Fifth Amendment to Lease Agreement dated February 22, 2013 and Sixth Amendment to Lease Agreement dated as of June 3, 2015 (the “Sixth Amendment to Lease”) (as so amended, the “Lease”) relating to certain premises consisting of 54,156 rentable square feet (the “Existing Premises”) located on the eighth (8th) floor of the building located at One Design Place, Boston, Massachusetts (the “Building”), as more particularly described therein.

WHEREAS, Landlord and Tenant have agreed to extend the Lease Term and to add additional premises consisting of the existing corridor located along the Existing Premises (the “Seventh Amendment Expansion Premises”);

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the inclusion of the Seventh Amendment Expansion Premises in the Leased Premises, to extend the Lease Term and to modify certain other provisions of the Lease and set forth herein; and

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties hereby agree that the Lease is hereby amended as follows:

1.Leased Premises.  Exhibit A-1 to the Lease (as referenced in the Sixth Amendment to Lease) is hereby deleted and Exhibit A-2 attached hereto is hereby substituted in its place.

2.Lease Term.  The definition of Lease Term contained in the Sixth Amendment to Lease is hereby deleted.  From and after the Effective Date, the “Lease Term” shall be that period of time commencing on [*] and ending on [*] (the “Expiration Date”), unless sooner terminated in accordance with the terms and conditions of the Lease.  For the avoidance of doubt, Tenant shall retain the right to renew the Lease Term (as defined in this Section 2) in accordance with Section 12 of the Sixth Amendment to Lease.

[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

3.Delivery of the Seventh Amendment Expansion Premises.  Tenant has inspected the Seventh Amendment Expansion Premises and agrees to accept possession of the Seventh Amendment Expansion Premises in the condition existing on the Effective Date in its “as is,” “where is” condition.

4.[*]

5.[*]

6.Basic Rental Payments. Exhibit D to the Lease, as last amended in the Sixth Amendment to Lease, is hereby deleted and of no further force or effect.  For the period commencing on the Effective Date and continuing through the Expiration Date, Tenant shall pay Base Rental in respect of the Leased Premises in accordance with the schedule set forth on Exhibit D attached hereto.

7.Tenant’s Proportionate Share of Operating Costs.  From and after the Effective Date, the “Expense Base Year” as defined in Section 8 of the Sixth Amendment to Lease Agreement shall mean calendar year 2018.

8.Seventh Amendment Expansion Premises Utilities.  The Seventh Amendment Work shall include installation of a separate electric meter for the Seventh Amendment Expansion Premises.  Tenant shall pay the public utilities that furnish electric service to the Seventh Amendment Expansion Premises directly.

9.Renewal Term. The definition of “Renewal Term Commencement Date” as defined Section 12 of the Sixth Amendment to Lease Agreement is hereby deleted and replaced with “the day after the Expiration Date”.

10.[*]

11.Broker.  Tenant represents and warrants that it has not worked directly or indirectly with any broker with respect to this Amendment including the leasing of the Expansion Space or extension of the Lease Term other than Thompson Hennessey & Partners (“Tenant’s Broker”).  In connection with the foregoing, Tenant agrees to indemnify, defend and save harmless Landlord against any and all claims for a commission by a broker, person or firm other than Tenant’s Broker whom Tenant has dealt with in connection with the execution and delivery of this Amendment.

[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

12.Notices.  Section 7.4 of the Lease shall be amended by deleting Section 3 of the Fifth Amendment and adding the following to the end of Section 7.4

“All notices to Landlord required under the Lease shall be provided to the following addresses

If to Landlord:	c/o Jamestown 675 Ponce de Leon Avenue, NE 7th Floor Atlanta, GA 30308 Attn:General Counsel
– and –
c/o Jamestown Chelsea Market 75 Ninth Avenue, 5th Floor New York, NY 10011 Attn:Innovation and Design Building Asset Manager
With a copy to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110-3333 Attention: Amy Moody McGrath, Esq. Email: amcgrath@goulstonstorrs.com

13.[*].

14.Capitalized Terms.  Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Lease.

15.Governing Law.  This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

16.Conflicts.  Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

17.Counterparts.  This Amendment may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or PDF shall be equally as effective as delivery of any original executed counterparts.

[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

18.Miscellaneous.  Tenant hereby represents and warrants to Landlord that (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Lease nor the interest of the Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Lease; and (v) neither Landlord or Tenant is in breach or default of any its respective obligations under the Lease.  Landlord has completed Landlord’s Work as such term is defined in Section 5 of the Sixth Amendment to Lease.  This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.  The submission of drafts of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for, the Seventh Amendment Expansion Premises, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord has executed and delivered to Tenant a fully-executed version of this Amendment.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”

JAMESTOWN 1 DESIGN PLACE, L.P.,
a Delaware limited partnership

By:	JT 1 Design Place Corp., a Delaware corporation, its general partner

	By:	/s/Dana Griffin
	Name:	Dana Griffin
	Title:	Authorized Signatory

“TENANT”

BOSTON BEER CORPORATION, a
Massachusetts corporation

By:	/s/David A. Burwick
	Name:	David A. Burwick
	Title:	CEO & President

[Signature Page to Seventh Amendment to Lease Agreement]= "SKIP FIRST PAGE" 5

[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

EXHIBIT A-2

Floor Plan of Leased Premises

Exhibit A-1

[*] denotes confidential information in this Exhibit which has been excluded because it (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

EXHIBIT D

BASIC RENTAL PAYMENT SCHEDULE

Lease Period	Annual Base Rental	Monthly Base Rental	Rent per Square Foot

       [*]

Exhibit D